UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 11, 2023

UNISYS CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-8729	38-0387840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

801 Lakeview Drive, Suite 100 Blue Bell, Pennsylvania 19422 (Address of principal executive offices) (Zip Code)

(215) 986-4011 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	UIS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, Unisys Corporation (the “Company”) entered into a Transition Agreement and General Release (the “Transition Agreement”) with Katherine Ebrahimi, Senior Vice President, Chief Human Resources Officer. Ms. Ebrahimi will be leaving the Company effective March 31, 2024 (the “Termination Date”). Upon Ms. Ebrahimi’s departure, in addition to any benefits to which she is entitled under the Company’s plans in accordance with their terms, Ms. Ebrahimi will be entitled to receive the benefits applicable upon a termination other than for cause pursuant to her April 2, 2018 letter agreement with the Company, the form of which was previously filed by the Company as Exhibit 10.19 to its Annual Report on Form 10-K for the year ended December 31, 2022. In addition, Ms. Ebrahimi will be entitled to any outstanding awards previously granted to her under the Company’s long-term incentive plans that vest prior to the Termination Date.

The above-described severance benefits were provided in consideration for Ms. Ebrahimi’s execution and non-revocation of a general release of claims in favor of the Company and her continued compliance with applicable confidentiality, proprietary information, invention, or non-competition obligations.

The foregoing is a summary description of certain terms of the Transition Agreement. It is qualified in its entirety by the full text of the Transition Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the year ending December 31, 2023.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unisys Corporation

Date:	December 13, 2023	By:	/s/ Debra McCann
Debra McCann
Executive Vice President and Chief Financial Officer

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